Exhibit 1.1

[_____________] Shares

SAJAN, INC.

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

[____________], 2014

DOUGHERTY & COMPANY LLC

90 South 7th Street, Suite 4300

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Sajan, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Dougherty & Company LLC, a Delaware limited liability company (the “Underwriter”), [____________] shares of its common stock, par value $0.01 per share (the “Shares”). The [____________] Shares to be sold by the Company are collectively called the “Firm Shares.” In addition, the Company will grant to the Underwriter an option to purchase up to an additional [____________] Shares as provided in Section 2. The additional [____________] Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” This is to confirm the agreement (the “Agreement”) concerning the purchase of the Offered Shares from the Company by the Underwriter.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-195819), including a prospectus, relating to the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” The prospectus in the form first used to confirm sales of Offered Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has elected to rely upon Rule 462(b) under the Securities Act to file an abbreviated registration statement to register any Shares included in the Offered Shares, then the Company will prepare and file with the Commission a registration statement with respect to such Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), and any reference herein to the term “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the free writing prospectuses, if any, identified in Schedule A hereto, each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act), and the pricing information set forth in Schedule B hereto. As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus,” “Prospectus,” and “Applicable Prospectus” (as defined below) shall include the documents incorporated and deemed to be incorporated by reference therein.

The Company hereby confirms its agreements with the Underwriter as follows:

Section 1.        Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereafter defined), if any, and covenants with the Underwriter, as follows:

(a)          Compliance with Registration Requirements. The Registration Statement (other than the Rule 462(b) Registration Statement) has been declared effective by the Commission under the Securities Act, and the Rule 462(b) Registration Statement will become automatically effective under the Securities Act upon its filing with the Commission. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Offered Shares. The Registration Statement, at the time it became effective and at all subsequent times during the period beginning on the date hereof and ending on the later of the Option Closing Date or such date as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by the Underwriter or a dealer (the “Prospectus Delivery Period”), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the time that the Registration Statement is declared effective, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered Shares and at the First Closing Date (as hereinafter defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper) as of its date and (as then amended or supplemented) at all subsequent times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or any preliminary prospectus, the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 7(b) below. All contracts or other documents required to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K have been so filed and the material terms of such contracts or other documents have been summarized in the Time of Sale Prospectus or the Prospectus in accordance with the requirements of Regulation S-K.

1

The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including without limitation timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein. Except for the free writing prospectuses, if any, identified on Schedule A hereto, and electronic road shows, if any, furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the Underwriter’s prior consent, prepare, use or refer to, any free writing prospectus.

(b)          Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriter in Section 2 and (ii) the completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Underwriter, or the Registration Statement.

(c)          The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d)          Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(e)          No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than registration rights granted to holders of certain outstanding warrants of the Company to purchase an aggregate of 44,017 Shares, as disclosed by the Company to the Underwriter, which registration rights have been waived or have expired without exercise with respect to the public offering contemplated by this Agreement.

2

(f)          No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i)  there has been no material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) other than the Reverse Split, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(g)          Independent Accountants. Baker Tilley Virchow Virchow Krause LLP, who has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and, if applicable, supporting schedules filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Prospectus and Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), is to the Company’s knowledge (i) an independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and, to the Company’s knowledge, who has not requested such registration to be withdrawn.

(h)          Preparation of the Financial Statements. The consolidated financial statements filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of its operations, stockholders’ equity and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such consolidated financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and the requirements of Regulation S-X of the Commission. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or any Applicable Prospectus. The financial data set forth under the captions “Selected Financial Data,” “Capitalization,” “Dilution,” and elsewhere in the Registration Statement and each Applicable Prospectus, and incorporated by reference therein fairly present the information set forth therein on a basis consistent with that of the audited consolidated financial statements contained in the Registration Statement and each Applicable Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the consolidated financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.

3

(i)          Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the latest audited consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) is effective and none of the Company, its board of directors or audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the Company’s internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2013, (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) has occurred; and (ii) no change in the Company’s internal control over financial reporting has occurred that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Based on the evaluation of its internal control over financial reporting conducted in connection with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, which is the most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(j)          eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(k)          Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(l)          Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not reasonably be expected to result in a Material Adverse Change. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change.

4

(m)          Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized, is validly existing as a corporation, limited liability company, or other business entity in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interest of each Subsidiary has been duly authorized and validly issued, if fully-paid and nonassessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Registration Statement.

(n)          Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each Applicable Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued, in all material respects, in compliance with federal and state securities laws. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in each Applicable Prospectus. All grants of options to acquire Shares (each, a “Company Stock Option”) were validly issued and approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof. Grants of Company Stock Options were (i) made in material compliance with all applicable laws and (ii) as a whole, made in compliance with the terms of the plans under which such Company Stock Options were issued. There is no and has been no policy or practice of the Company to coordinate the grant of Company Stock Options with the release or other public announcement of material information regarding the Company or its results of operations or prospects. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold or issued any Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(o)          Reverse Split. Effective June 16, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse split of its Shares at a ratio of one post-split Share for every four pre-split Shares (the “Reverse Split”). The Reverse Split was approved by the requisite vote of the Company’s stockholders and board of directors.

(p)          Exchange Listing. The Company’s common stock is currently registered pursuant to Section 12(g) of the Exchange Act and is traded on the OTCQB Marketplace and, except as described in each Applicable Prospectus, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or to result in the Company’s common stock being ineligible for quotation on the OTCQB Marketplace. Except as described in each Applicable Prospectus, the Company has not received any notification that the Commission is contemplating terminating such registration or that the Company’s common stock may become ineligible for trading on the OTCQB Marketplace. Notwithstanding the foregoing, the Company’s common stock is approved for listing on the [____________] equities market (the “Applicable Exchange”), subject only to official notice of issuance and the Offered Shares, when issued, will be listed on the Applicable Exchange. The Company is in compliance with the rules and regulations of the Applicable Exchange, subject to the exception, cure periods and phase in periods. Except as described in each Applicable Prospectus, the Company has not received any notification that the Commission or the Applicable Exchange is contemplating terminating such registration or listing.

5

(q)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any Subsidiary is in violation of its certificate of incorporation or bylaws or any similar organizational document nor is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any Subsidiary is a party or by which it may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company), or to which any of the property or assets of the Company or any Subsidiary is subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Offered Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, except for consents that have been validly obtained and except for such breaches, Defaults or results, or failure to obtain such consent, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, except for such violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by each Applicable Prospectus, except such as have been obtained or made or will be made by the Company under the Securities Act, or that may be required under applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(r)          No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any Subsidiary, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any Subsidiary, or (iii) relating to environmental or discrimination matters, where in any such case such action, suit or proceeding (including without limitation, any such action, suit or proceeding for which, to the Company’s knowledge, there is a substantial likelihood that it will be determined adversely to the Company, any Subsidiary, or any of their respective officers or directors), if so determined adversely, would reasonably be expected to result in a Material Adverse Change or would restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is threatened.

6

(s)          Intellectual Property Rights. The Company and its Subsidiaries own or possess or can acquire on commercially reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, Copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other material technology and intellectual property rights, including the right to sue for present and future infringement, misappropriation or dilution of any of the same necessary for the conduct of their respective businesses as currently conducted (“Intellectual Property”), and, to the Company’s knowledge, the conduct of their respective businesses does not conflict in any material respect with any such rights of others. For purposes of this Agreement, “Copyrights” mean copyrights in both published works and unpublished works, including the following works of authorship and copyrights in computer software (including all source code, object code, other code variants, libraries, data, and related documentation), databases, manuals, user guides, flow charts, specifications, training materials, promotional materials, website content, any websites, registrations and applications for registration thereof, and all renewals, extensions, amendments, modifications, restoration, and reversions thereof. All of the Company’s issued patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), and, to the Company’s knowledge, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions due that remain unpaid. No patent of the Company has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. Neither the Company nor its Subsidiaries have received any written notice of any claim of infringement or misappropriation with any such rights of others in connection with its Intellectual Property that could reasonably be expected to result in a Material Adverse Change. Except as described in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus, and the Prospectus, (i) to the Company’s knowledge, there are no third parties who have ownership rights or rights to use any Intellectual Property and there exist no encumbrances on the Intellectual Property, except for (A) the retained rights of the owners of Intellectual Property which is licensed to the Company or its Subsidiaries and (B) the rights of customers to use Intellectual Property in the ordinary course, consistent with past practice, (ii) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of its Subsidiaries’ rights in or to any Intellectual Property owned by the Company or any of its Subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company or any of its Subsidiaries; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or misappropriates any intellectual property or other proprietary rights of others; and (v) to the Company’s knowledge, no Intellectual Property has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries, or otherwise in violation of the rights of any persons, except, in the case of each of (i) through (v) above, where the outcome of which would not be expected to result in a Material Adverse Change. The Company and its Subsidiaries have taken reasonable steps necessary to secure interests in the Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company. There are no outstanding options, licenses or binding agreements of any kind relating to the Intellectual Property owned by the Company or any of its Subsidiaries that are required to be described in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus, and the Prospectus and are not accurately described in all material respects. Neither the Company nor its Subsidiaries are a party to or bound by any options, licenses or binding agreements with respect to the intellectual property of any other person or entity that are required to be set forth in the Prospectus and are not accurately described in all material respects. The Company and its Subsidiaries have used all Publicly-Available Software in compliance with all license terms applicable to such Publicly-Available Software, except where the failure to comply would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has used or distributed any Publicly-Available Software in a manner that requires or has required (i) the Company or any of its Subsidiaries to permit reverse engineering of any products or services of the Company or any of its Subsidiaries, or any software code or other technology owned by the Company or any of its Subsidiaries; or (ii) any products or services of the Company or any of its Subsidiaries, or any software code or other technology owned by the Company or any of its Subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributed at no charge, except, in the case of each of (i) and (ii) above, such as would not reasonably be expected to result in a Material Adverse Change. “Publicly-Available Software” means any software that is, contains (whether in the source code, object code or an executable), is derived from (in whole or in part), is distributed in connection with, requires for use or operation, links to, or is otherwise intended for use with, software that is distributed as free software, open source software (e.g., Linux) or distributed under similar licensing or distribution models, or software that requires as a condition of use, modification and/or distribution of such software that such software or other software distributed with such software (i) be disclosed or distributed in source code form, (ii) include the right for any licensee to prepare derivative works therefrom, (iii) be redistributable at no charge, or (iv) be distributed only under an open source license or the license under which the software was licensed to the Company. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any version of the following: (i) GNU General Public License (GPL) or Lesser/Library General Public License (LGPL); (ii) The Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; (viii) the MIT License; (ix) the Apache License; (x) the Common Public License; (xi) the Open Software License; (xii) the Academic Free License; or (xiii) any other open source license listed or identified by the Open Source Initiative (OSI). Subject to the terms and conditions of the applicable end user license agreement for the Company’s products or services, the Company owns or has rights to all information, raw or processed, uploaded or otherwise provided by a user of the Company’s products or services in connection with the Company’s products and services (“Uploaded Data”). The Company has the right to receive, modify, electronically store, and prepare derivative works from the Uploaded Data, including the dissemination of such Uploaded Data to manual translators, the contextual indexing of such Uploaded Data and the creation of multilingual translations of such Uploaded Data for current and, to the Company’s knowledge, future orders of the Company’s products and services by the provider of such Uploaded Data.

7

(t)          All Necessary Permits, etc. The Company and each Subsidiary possess such valid and current certificates, authorizations and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their businesses as currently conducted by each of them and as described in the Time of Sale Prospectus and the Prospectus, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(u)          Title to Properties. Other than the rights to Intellectual Property that are the subject of the representations and warranties set forth in Section 1(s) above, each of the Company and its Subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(h) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as are described in each Applicable Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. To the Company’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company and each Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company and the Subsidiaries.

8

(v)         Tax Law Compliance. The Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by the Company and each Subsidiary (except those currently payable without penalty or interest and those being contested in good faith and by appropriate proceedings) and, if due and payable, any related or similar assessment, fine or penalty levied against the Company or any Subsidiary, except as may be being contested in good faith and by appropriate proceedings and except to the extent that failure to file such returns, request such extensions and pay such taxes, assessments, fines or penalties would not result in a Material Adverse Change. The Company and each Subsidiary have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(h) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined.

(w)          Investment Company Act. Neither the Company nor any Subsidiary is, nor will be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)          Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as the Company believes to be prudent and customary for companies engaged in similar businesses in similar industries and which are reasonably adequate and customary for its business as currently conducted and described in the Time of Sale of Prospectus and the Prospectus. The Company has no reason to believe that it and its Subsidiaries will not be able (i) to renew, if desired, its existing insurance coverage as and when such policies expire or (ii) to obtain similar coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage material to the Company and its Subsidiaries, taken as a whole, which any of them has sought or for which any of them has applied.

(y)          No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Offered Shares on the Applicable Exchange in accordance with Regulation M.

(z)          Related Party Transactions. There are no transactions or relationships required by Item 404 of Regulation S-K to be described in each Applicable Prospectus that has not been so described.

(aa)         Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in each Applicable Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement becomes effective and at the First Closing Date and the applicable Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9

(bb)         FINRA Matters. All of the information provided to the Underwriter or to counsel for the Underwriter by the Company and, to the Company’s knowledge without independent investigation, by the Company’s officers, directors and 5% stockholders in connection with letters, filings or other supplemental information, if any, provided pursuant to FINRA Rule 5110 is true, complete and correct. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater stockholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(cc)         Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers indicated in Exhibit A has executed and delivered to the Underwriter a lock-up agreement in the form of Exhibit B hereto. Exhibit A hereto contains a true, complete and correct list of all directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Underwriter an agreement in the form attached hereto as Exhibit B.

(dd)         Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and and any free writing prospectuses has been made or reaffirmed with a reasonable basis and in good faith.

(ee)         No Unlawful Contributions or Other Payments. Neither the Company nor any Subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and each Applicable Prospectus.

(ff)         Disclosure Controls and Procedures. The Company and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which such disclosure controls and procedures (i) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by the Company’s principal executive officer and principal financial officer as required by Rule 13a-15 of the Exchange Act; and (iii) based on such evaluation, the Company’s principal executive officer and principal financial officer have concluded such disclosure controls and procedures to be effective. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus.

10

(gg)         Compliance with Environmental Laws. Except as described in each Applicable Prospectus and except as would not, reasonably be expected to, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) there are no events or circumstances known to the Company that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(hh)         ERISA Compliance. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”), has been established and maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code as applicable), whether or not waived; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) none of the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Company, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), in each case except as would not cause a Material Adverse Change.

(ii)         Brokers. Except as contemplated by this Agreement and disclosed in each Applicable Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(jj)         No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, the Company and its Subsidiaries have not extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

11

(kk)         Compliance with Laws. The Company and its Subsidiaries have not been advised, and have no reason to believe, that they are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(ll)         Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has taken any action for or on behalf of the Company or its Subsidiaries, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Company and its Subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)       Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times in compliance with, all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and such Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)         Sanctions. Neither the Company nor any Subsidiary conducts business with the government of, or with any person located in, any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures (collectively, “Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”). Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person in a manner that violates the Sanctions administered or enforced by OFAC.

Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.        Purchase, Sale and Delivery of the Offered Shares.

(a)          The Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase the Firm Shares from the Company. The purchase price per Firm Share to be paid by the Underwriter to the Company shall be $[____________] per Share.

12

(b)          The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriter and payment therefor shall be made at 9:00 a.m. Minneapolis time, on the third full business day following the date of this Agreement, at the offices of the Underwriter, 90 South 7th Street, Suite 3300, Minneapolis, Minnesota (or such other time, date and place as may be agreed to by the Company and the Underwriter) (the time and date of such closing are called the “First Closing Date”).

(c)          The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of [_____________] Optional Shares from the Company at the purchase price per Share to be paid by the Underwriter for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Underwriter to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Underwriter and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. The Underwriter may cancel the option as to the unexercised portion thereof at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          Public Offering of the Offered Shares. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

(e)          Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(f)          Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, to the Underwriter certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Underwriter certificates for the Optional Shares the Underwriter has agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Underwriter so elects, delivery of the Firm Shares and, if applicable, the Optional Shares, may be made by credit to the accounts designated by the Underwriter though The Depository Trust Company’s DWAC program. If the Underwriter elects delivery in the form of certificates, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in Minneapolis, Minnesota as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

13

Section 3.        Additional Covenants of the Company. The Company further covenants and agrees with the Underwriter as follows:

(a)          Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Underwriter, without charge and upon the Underwriter’s request, two signed copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) and shall furnish to the Underwriter in Minneapolis, Minnesota, without charge, prior to 9:00 a.m. Minneapolis time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or Section 3(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request. In addition, if the Company has elected to rely upon Rule 462(b) under the Securities Act to file a Rule 462(b) Registration Statement and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462(b) Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Securities Act, but in any event prior to 8:00 a.m. Minneapolis time on the business day next succeeding the date of this Agreement.

(b)          Underwriter’s Review of Proposed Amendments and Supplements. During the Prospectus Delivery Period, prior to amending or supplementing the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company: (i) shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, (ii) shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects, and (iii) shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          Free Writing Prospectuses. The Company shall furnish to the Underwriter for review, a reasonable amount of time prior to (or contemporaneously therewith as it relates to any taped electronic roadshow) the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto to which the Underwriter reasonably objects. The Company shall furnish to the Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Underwriter may reasonably request. If during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus to which the Underwriter reasonably objects.

14

(d)          Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of the Company, counsel for the Company, the Underwriter or counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Section 3(b) and Section 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(f)          Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) or Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

15

(g)          Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Company, counsel for the Company, the Underwriter or counsel for the Underwriter, it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and Section 3(c)) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Underwriter’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)          Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The parties acknowledge that, subject to satisfaction of the condition in Section 6 of this Agreement, the Company intends to rely on the preemption from state registration and review of offerings of “covered securities” (as that term is defined in the National Securities Markets Improvement Act of 1996). The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(j)          Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k)          Earnings Statement. As soon as practicable, but in any event not later than 16 months after the date of this Agreement, the Company shall make generally available to its security holders and to the Underwriter an earnings statement of the Company (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act.

(l)          Exchange Act Compliance. For a period of one year after the date hereof, the Company shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

16

(m)          Internal Controls. For a period of one year after the date hereof, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(n)          Sarbanes-Oxley Act. For a period of one year from the date hereof, the Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(o)          Listing. The Company will use its best efforts to list, subject to notice of issuance, its common stock (including the Offered Shares) on the Applicable Exchange as of or prior to the effective date of the Registration Statement, and to maintain the listing of the shares its common stock thereon for a period of at least one year thereafter.

(p)          Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day following the effective date of this Agreement, to the Underwriter an “electronic Prospectus” to be used by the Underwriter in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Underwriter, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any iInternet service provier fees). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

17

(q)          Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 180th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options, rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue Shares (i) pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus (including the issuance of securities thereunder and the issuance of Shares upon the exercise of options issued pursuant to such a plan) as such plan may be amended or amended and restated by the Company, (ii) pursuant to the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus, (iii) pursuant to a registration statement on Form S-8, and (iv) to one or more counterparties in connection with the consummation of a strategic partnership, joint venture, collaboration, merger or the acquisition or license of any business products or technology; provided that, with respect to this subsection (iv), (1) the sum of the aggregate number of Shares so issued shall not exceed 10% of the total outstanding Shares immediately following the completion of this offering of Shares and (2) prior to the issuance of such Shares each recipient of such Shares agrees in writing not to sell, offer, dispose of or otherwise transfer any such Shares during the Lock-up Period without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter). Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension (which waiver may be withheld at the sole discretion of the Underwriter), except that such extension will not apply if (i) the Shares are “actively-traded securities” (as defined in Rule 102(d)(7) of Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by the Underwriter during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension). The Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(r)          No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s)          Existing Lock-Up Agreements. The Company will direct the transfer agent to place stop transfer restrictions upon any securities of the Company that are bound by existing “lock-up” agreements between the Company and any of its security holders for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by certain of the Company’s officers and directors pursuant to Section 6(h).

18

(t)          Right of First Refusal. Provided that the Firm Shares are sold in accordance with the terms of this Agreement, the Underwriter shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months from the First Closing Date, to act, at a minimum, as a co-manager and/or co-placement agent in the event the Company or any Subsidiary retains or otherwise uses (or seeks to retain or use) the services of an investment bank or similar financial advisor to pursue a public offering or a private offering of equity securities (other than the offering of the Offered Shares pursuant to this Agreement) or a public offering or private offering of debt securities (each, a “Subject Transaction”). The Company shall promptly notify the Underwriter of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Underwriter. If the Underwriter fails to exercise its Right of First Refusal with respect to any Subject Transaction within thirty (30) days after receiving such written notice, then the Underwriter shall have no further claim or right to participate in the Subject Transaction. The Underwriter may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Underwriter shall not adversely affect the Underwriter’s Right of First Refusal with respect to any other Subject Transaction. If the Underwriter elects to exercise its Right of First Refusal with respect to a Subject Transaction, then the Underwriter shall be entitled to act as, at a minimum, as a co-manager and/or co-placement agent (as applicable) and receive as its compensation at least 50% of the compensation payable to the underwriting or placement agent group. The other terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by the Underwriter, market conditions, the absence of a material adverse change to the Company’s business, financial condition and prospects, approval of the Underwriter’s internal committee and any other conditions that the Underwriter may deem appropriate for transactions of such nature.

Section 4.        Payment of Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, fees, expenses and taxes incident to and in connection with the performance of its obligations hereunder and in connection with the offering of the Offered Shares hereunder, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations, determinations and exemptions; (vii)  the filing fees incident to FINRA’s review, if any, and approval of the Underwriter’s participation in the offering and distribution of the Offered Shares; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Offered Shares on the Applicable Exchange; and (x)  all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. In addition, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall reimburse the Underwriter for all costs, fees and expenses incurred by the Underwriter incident to and in connection with the performance of its obligations hereunder and in connection with the offering of the Offered Shares hereunder (the “Reimbursable Expenses”), including without limitation fees and expenses of counsel to the Underwriter (including those incurred incident to and in connection with the offering of the Offered Shares and with FINRA’s review and approval of the Underwriter’s participation in such offering), “road show” travel and lodging expenses of the representatives, employees and officers of the Underwriter, and other fees costs and expenses incurred by the Underwriter in connection with the performance of the Underwriter’s obligations hereunder and in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not be required to pay or reimburse the Underwriter for Reimbursable Expenses under this Section 4 to the extent they exceed $125,000 in the aggregate. The Underwriter has previously received a $50,000 deposit from the Company, which shall be credited towards the Company’s obligation to pay the Reimbursable Expenses under of this Section 4. Except as provided in this Section 4, Section 7 and Section 8 hereof, the Underwriter shall pay its own costs, fees and expenses (including the fees and disbursements of its counsel) in excess of $125,000. Upon the termination of this Agreement, in the event the Underwriter’s aggregate expenses do not equal or exceed the $50,000 deposit already received by the Underwriter, the Underwriter shall, as soon as reasonably practicable, reimburse the Company the amount by which $50,000 exceeds the aggregate amount of all expenses incurred.

19

Section 5.        Covenant of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder but for the action of the Underwriter.

Section 6.        Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made, and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Accountants’ Comfort Letters.

(i)          At the time of execution of this Agreement, the Underwriter shall have received from Baker Tilley Virchow Virchow Krause LLP, independent public or certified public accountants for the Company, a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent preliminary prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(ii)         With respect to the letter of Baker Tilley Virchow Virchow Krause LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “Baker Tilley initial letter”), the Company shall have furnished to the Underwriter a letter (the “Baker Tilley bring-down letter”) of such accountants, addressed to the Underwriter and dated as of the First Closing Date or, with respect to the Optional Shares, each Option Closing Date, as the case may be (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the Baker Tilley bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Baker Tilley bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Baker Tilley initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the Baker Tilley initial letter.

20

(b)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i)          the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted pursuant to such Rule 430A, and such post-effective amendment shall have become effective; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(ii)         no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, or preventing the use of the Prospectus or the Time of Sale Prospectus, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)        FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements contemplated by this Agreement.

(c)          Absence of Certain Events. Except as except as disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of the Company’s common stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities described in the Time of Sale Prospectus), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities described in the Time of Sale Prospectus), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries, or any Material Adverse Change or any development that would be reasonably expected to result in a Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any Subsidiary, the effect of which, in any such case described above, that in the Underwriter’s judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Shares being delivered on the First Closing Date and, with respect to the Optional Shares, the applicable Option Closing Date, on the terms and in the manner contemplated in the Prospectus Time of Sale Prospectus and the Prospectus.

(d)          Contents of Registration Statement, Time of Sale Prospectus and Prospectus. The Underwriter shall not have discovered and disclosed to the Company on or prior to the First Closing Date or, with respect to the Optional Shares, the applicable Option Closing Date, that (i) the Registration Statement or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of the Underwriter or counsel for the Underwriter, is material or omits to state a fact which, in the opinion of the Underwriter or such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, and (ii) the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of the Underwriter or counsel for the Underwriter, is material or omits to state a fact which, in the opinion of the Underwriter or such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

21

(e)          Opinion and Negative Assurance Letter of Counsel for the Company. The Underwriter shall have received on the First Closing Date and each Option Closing Date, if any, the opinion and negative assurance letter of Fredrikson & Byron, P.A., counsel for the Company, dated the First Closing Date or such Option Closing Date, as the case may be, in a form reasonably acceptable to the Underwriter.

(f)          Opinion and Negative Assurance Letter of Counsel for the Underwriter. The Underwriter shall have received on the First Closing Date and each Option Closing Date, if any, an opinion and negative assurance letter of Maslon Edelman Borman & Brand, LLP, counsel for the Underwriter, dated the First Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, and the Company shall have furnished to such counsel such documents as it reasonably request for the purpose of enabling such counsel to pass upon such matters.

(g)          Officer’s Certificate. On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)          The representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(ii)         The Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

(iii)        For the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change.

(h)          Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Underwriter agreements in the forms of Exhibit B, hereto from the persons listed on Exhibit A hereto, as applicable, and each such agreement shall be in full force and effect on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date.

(i)          Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

22

(j)           Approval of Listing.  The Offered Shares shall have been approved for listing on the Applicable Exchange.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

Section 7.        Indemnification.

(a)          Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its members, affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any loss, claim, damage or liability to which the Underwriter or such member, affiliate, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 7(d) below), insofar as such loss, claim, damage or liability (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such member, affiliate, director, officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter and each such member, affiliate, director, officer, employee and controlling person) as such expenses are reasonably incurred by the Underwriter or such member, affiliate, director, officer, employee, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 7(b) below. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

23

(b)          Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 7(d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraphs relating to passive market making, stabilization and electronic distribution appearing under the caption “Underwriting” in, the Time of Sale Prospectus and the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

24

(c)          Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek and each such member, affiliate, director, officer, employee and controlling person and each such member, affiliate, director, officer, employee and controlling person indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Underwriter (in the case of counsel for the indemnified parties referred to in Section 7(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) above)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

25

(d)          Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement, compromise or consent to the entry of judgment in any proceeding effected without its written consent, but if settled, compromised or the consent to judgment is entered into with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle, compromise or consent to the entry of judgment (which notice may be given prior to the expiration of the 60 day period required under clause (i) of this Section 7(d)). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 8.        Contribution. If the indemnification provided for in Section 7 is for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to Section 7(c) hereof and the indemnifying party has been materially prejudiced by such failure) held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

26

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by the Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and each officer of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 9.        Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriter on the First Closing Date, this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the Applicable Exchange or the OTCQB Marketplace, or trading in securities generally on either The NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware, or Minnesota authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities.

27

Section 10.       No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 11.       Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If this Agreement is terminated pursuant to Section 9 or if for any other reason the purchase of the Offered Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations and agreements of the Company and the Underwriters pursuant to Section 7, Section 8, Section 11, Section 12, Section 13, Section 14, Section 15, Section 16 and Section 17 shall remain in effect.

Section 12.       Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies regarding segregation and independence, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering contemplated hereby that differ from the views of its investment banking division. The Company acknowledges that the Underwriter has not made any commitments to the Company regarding favorable research or a specific rating or price target from its research analysts and research departments in connection with the transactions contemplated by this Agreement and the views expressed by such research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division.

Section 13.       Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, faxed or emailed and confirmed to the parties hereto as follows:

If to the Underwriter:

Dougherty	& Company LLC
90	South 7th Street, Suite 4300
Minneapolis,	Minnesota 55402
Facsimile:	(612) 338-2143
Attention:	Joseph P. Sullivan, Senior Vice President, Corporate Finance and

28

Investment Banking

With a copy (which shall not constitute notice) to:

Maslon Edelman Borman & Brand, LLP

3300 Wells Fargo Center

90 South 7th Street

Minneapolis, Minnesota, 55402

Facsimile: (612) 642-8381

Attention: Alan M. Gilbert

Email: alan.gilbert@maslon.com

If to the Company:

Sajan, Inc.

625 Whitetail Blvd.

River Falls, Wisconsin 54022
Facsimile: (715) 426-0105
Attention: Chief Executive Officer

Email: tskiba@sajan.com

With a copy (which shall not constitute notice) to:

Fredrikson & Byron P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota, 55402

Facsimile: (612) 492-7077

Attention: John R. Houston

Email: jhouston@fredlaw.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 and Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from the Underwriter merely by reason of such purchase.

Section 15.         Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, clause or provision hereof. If any Section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

29

Section 16.         Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Hennepin County, Minnesota or the courts of the State of Minnesota in each case located in Minneapolis, Minnesota (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by both parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 and Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

30

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SAJAN, INC.

By:
Name: Shannon Zimmerman
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in Minneapolis, Minnesota as of the date first above written.

DOUGHERTY & COMPANY LLC

By:
Name: Joseph P. Sullivan
Title: Senior Vice President, Corporate Finance and Investment Banki ng

31

SCHEDULE A

Schedule of Free Writing Prospectuses Included in the Time of Sale Prospectus

1.          Free Writing Prospectus dated June 16, 2014 (SEC File No. 333-195819; SEC Film No. 14923554)

2.          Free Writing Prospectus dated June 16, 2014 (SEC File No. 333-195819; SEC Film No. 14923582)

SCHEDULE B

Schedule of Pricing Information Included in the Time of Sale Prospectus

Price per share to the public: $[___________]

Number of shares being sold: [___________]

Number of shares potentially issuable pursuant to the overallotment option: [________]

EXHIBIT A

LIST OF DIRCTORS AND OFFICERS

Shannon Zimmerman

Angel Zimmerman

Thomas P. Skiba

Benjamin F. Allen

Michael W. Rogers

Benno G. Sand

LIST OF PERSONS AND ENTITIES EXECUTING LOCK-UPS

Shannon Zimmerman

Angel Zimmerman

Thomas P. Skiba

Benjamin F. Allen

Michael W. Rogers

Benno G. Sand

EXHIBIT B

[               ], 2014

DOUGHERTY & COMPANY LLC

90 South 7th Street, Suite 4300

Minneapolis, Minnesota 55402

RE:	Sajan, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.01 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which Dougherty & Company LLC will act as the underwriter (the “Underwriter”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that the Underwriter is relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member (as defined in Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus (as defined in the underwriting agreement relating to the Offering to which the Company is a party (the “Underwriting Agreement”) (the “Lock-up Period”). Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (A) the Shares are “actively traded securities” (as defined in Regulation M), (B) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (C) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by the Underwriter during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension); provided, further, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively one or more of the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to the Underwriter an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement. The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding sentence will be delivered by the Underwriter to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of Shares, the undersigned will be released from its obligations under this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.